Exhibit 99.12

Wanxiang America Corporation
88 Airport Road
Elgin, Illinois 60123

October 19, 2012

A123 Systems Inc. 200 West Street Waltham, Massachusetts 02451
Attention:	David Vieau, President & CEO
Eric Pyenson, General Counsel
Facsimile No: (617) 924-8910

Ladies and Gentlemen:

Reference is made to that certain Warrant, issued by A123 Systems Inc. (the “Company”) to Wanxiang America Corporation (“Wanxiang America”) on August 16, 2012 (the “Warrant”).

Wanxiang America hereby irrevocably waives any right it has under the Warrant to exercise the Warrant to the extent that after giving effect to such exercise Wanxiang America and its affiliates would beneficially own in excess of 4.99% of the shares of common stock, par value $0.001 per share, of the Company outstanding immediately after giving effect to such exercise.

Very truly yours,

Wanxiang America Corporation

By:	/s/ Paul Cumberland
Name:	Paul Cumberland
Title:	Director of Investments

Cc:
A123 Systems, Inc.
200 West Street
Waltham, Massachusetts 02451
Attention:  General Counsel
Facsimile No:  (617) 924-8910

Latham & Watkins LLP
1000 Winter Street, Suite 3700
Waltham, Massachusetts 02451
Attention:  John Chory
Facsimile No:  (212) 751-4864